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                                                                  EXHIBIT 99(a)


ACORD. CERTIFICATE OF INSURANCE                           ISSUE DATE (MM/DD/YY)
                                                                       6/07/95


PRODUCER
  Alexander & Alexander Inc
  1660 West 2nd Street
  Ste 650, Skylight Office Tower
  Cleveland, OH  44113


INSURED
  Pioneer Standard Electronics
  4800 East 131st Street
  Cleveland       OH    44105


THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

                          COMPANIES AFFORDING COVERAGE

COMPANY
LETTER A         Federal Insurance Company

COMPANY
LETTER B

COMPANY
LETTER C                          [STAMPED - OHIO INSURANCE FRAUD WARNING
                                   ANY PERSON, WHO WITH INTENT TO DEFRAUD
COMPANY                            OR KNOWING THAT HE IS FACILITATING A
LETTER D                           FRAUD AGAINST AN INSURER, SUBMITS AN
                                   APPLICATION OR FILES A CLAIM CONTAINING
COMPANY                            A FALSE OR DECEPTIVE STATEMENT IS GUILTY
LETTER E                           OF INSURANCE FRAUD]

- -------------------------------------------------------------------------------
COVERAGES

  THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL
  THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO                                                     POLICY EFFECTIVE  POLICY EXPIRATION
LTR   TYPE OF INSURANCE                POLICY NUMBER   DATE (MM/DD/YY)   DATE (MM/DD/YY)                                     LIMITS
- ------------------------------------------------------------------------------------------------------------------------------------
      GENERAL LIABILITY                                                                     GENERAL AGGREGATE                $

         COMMERCIAL GENERAL LIABILITY                                                       PRODUCTS-COMP/OP AGG.            $

            CLAIMS MADE       OCCUR.                                                        PERSONAL & ADV. INJURY           $

         OWNER'S & CONTRACTOR'S PROT.                                                       EACH OCCURRENCE                  $
                                                                                            FIRE DAMAGE (Any one fire)       $
                                                                                            MED. EXPENSE (Any one person)    $
- ------------------------------------------------------------------------------------------------------------------------------------
      AUTOMOBILE LIABILITY                                                                  COMBINED SINGLE

         ANY AUTO                                                                           LIMIT                            $

         ALL ALLOWED AUTOS                                                                  BODILY INJURY
                                                                                            (Per person)                     $
         SCHEDULED AUTOS

         HIRED AUTOS                                                                        BODILY INJURY
                                                                                            (Per accident)                   $
         NON-OWNED AUTOS

         GARAGE LIABILITY                                                                   PROPERTY DAMAGE                  $

- ------------------------------------------------------------------------------------------------------------------------------------
      EXCESS LIABILITY

         UMBRELLA FORM                                                                      EACH OCCURRENCE                  $

         OTHER THAN UMBRELLA FORM                                                           AGGREGATE                        $

- ------------------------------------------------------------------------------------------------------------------------------------
         WORKER'S COMPENSATION                                                                STATUTORY LIMITS
                  AND                                                                       EACH ACCIDENT                    $
         EMPLOYER'S LIABILITY                                                               DISEASE-POLICY LIMIT             $
                                                                                            DISEASE-EACH EMPLOYEE            $

- ------------------------------------------------------------------------------------------------------------------------------------
A     OTHER                            8102-64-55G         11/01/95          11/01/96
      Executive Risk                                                                        $15,000,000 Ea. Loss
      D & O Liability                                                                       $15,000,000 Each
                                                                                              Policy Year
- ------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

Deductible - $500,000.  Insured Organization

- ------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                                           CANCELLATION

                                                                               SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE
                                                                               CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE
                                                                               ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN
SAMPLE                                                                         NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT,
                                                                               BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO
                                                                               OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY,
                                                                               ITS AGENTS OR REPRESENTATIVES.
                                                                             -------------------------------------------------------
                                                                             AUTHORIZED REPRESENTATIVE

                                                                             /s/ Ralph E. Hodges
                                                                             -------------------------------------------------------
                                                                             ALEXANDER & ALEXANDER OF OHIO, INC.

ACORD 25-S (7/90)                                                                                         (C)ACCORD CORPORATION 1990
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